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                                                                    EXHIBIT 10.7


                                 BAY CITIES BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    RECITALS:

         WHEREAS, the Employer hereby establishes the Bay Cities Bank Supplemental Executive Retirement Plan on the terms and conditions hereinafter set forth; and

         WHEREAS, the Plan is intended to qualify as a "top hat" plan maintained primarily for purposes of providing benefits for a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended;

         NOW, THEREFORE, the following shall constitute the Plan.

                                    ARTICLE I
                                     GENERAL

1.1 PURPOSE OF THE PLAN. The purpose of the Plan is to reward certain management and highly compensated employees of the Employer who have contributed to the Employer's success and are expected to continue to contribute to such success in the future.

1.2 PLAN BENEFITS GENERALLY. Pursuant to the Plan, the Employer may provide to each Participant such benefits as provided by the terms and conditions contained in the Plan and the Participant's individual Participation Agreement.

1.3      EFFECTIVE DATE. The effective date of the Plan is January 25, 2002.

                                   ARTICLE II
                                   DEFINITIONS

2.1      ADMINISTRATOR. Administrator means the Employer as defined herein.

2.2 BENEFICIARY. Beneficiary means the person or persons designated by a Participant as his or her beneficiary in accordance with the provisions of Article V and subject to the Participation Agreement.

2.3 BOARD. Unless otherwise noted, Board means the Board of Directors of the Employer.

2.4      CAUSE. Cause has the meaning set forth in Section 4.2.

2.5 CHANGE OF CONTROL. Change of Control means the happening of any of the following:

                  (a) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Employer, Florida Business BancGroup, Inc. ("Parent") or a wholly-owned subsidiary of Employer or Parent, or any employee benefit plan of the Employer or Parent or any
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                           subsidiary, becomes the beneficial owner of the
                           Employer's or Parent's securities having 30% or more of the combined voting power of the then outstanding securities of the Employer or Parent that may be cast for the election of directors of the Employer or Parent (other than as a result of an issuance of securities initiated by the Employer or Parent in the ordinary course of business); or

                  (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Employer or Parent or any successor corporation or entity entitled to vote generally in the election of the directors of the Employer or Parent or such other corporation or entity after such transaction are held in the aggregate by the holders of the Employer's or Parent's securities entitled to vote generally in the election of directors of the Employer or Parent immediately prior to such transaction; or

                  (c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Employer or Parent cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's or Parent's stockholders, of each director of the Employer or Parent first elected during such period was approved by a vote of at least two-thirds of the directors of the Employer or Parent then still in office who were directors of the Employer or Parent at the beginning of any such period.

2.6      EMPLOYER. Employer means Bay Cities Bank.

2.7 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.8 EXECUTIVE. Executive means a management or highly compensated employee of the Employer designated by the Administrator as eligible to participate in the Plan.

2.9 NORMAL RETIREMENT. Normal Retirement means termination of a Participant's employment with the Employer for any reason other than for Cause after such Participant has reached his or her Normal Retirement Date.

2.10 NORMAL RETIREMENT DATE. Normal Retirement Date means the normal retirement date set forth in the Participant's Participation Agreement.

2.11 PARTICIPANT. Participant means any Executive who elects to participate in the Plan by entering into a Participation Agreement in accordance herewith. The Administrator may from time to time, in its sole discretion with or without cause, revoke a Participant's participation in the Plan upon 90 days' written notice; provided, however, that such revocation shall not reduce any benefits to which the Participant may be entitled at the time of such revocation.

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2.12     PARTICIPATION AGREEMENT. Participation Agreement means a written agreement between the Employer and a Participant, pursuant to which the Employer agrees to make SERP Benefit payments in accordance with the Plan and the Participation Agreement. Each Participation Agreement shall contain such information, terms and conditions as the Administrator in its discretion may specify, including without limitation, the following:

                  (a) the effective date of the Participant's participation in the Plan;

                  (b)      the Participant's Normal Retirement Date;

                  (c) the SERP Benefits to which the Participant is entitled under the Plan and, the form such benefits are to be paid in (i.e. installments or lump sum);

                  (d)      the identity of the Participant's Beneficiary; and

                  (e) any other provisions that supplement the terms and conditions contained in the Plan and which are not inconsistent with the terms and conditions of the Plan.

2.13 PLAN. Plan means the Bay Cities Bank Supplemental Executive Retirement Plan, as the same may be amended from time to time.

2.14 SERP BENEFIT. SERP Benefit means, with respect to each Participant, an annual cash benefit in the amount determined pursuant to the Participant's Participation Agreement, minus any offset amounts specified therein.

2.15 VESTING. Vesting means the Participant's ownership rights in the SERP Benefit, which shall arise, or vest, solely with the occurrence of those conditions precedent to Vesting as contained in the Participation Agreement.

2.16 YEARS OF SERVICE. Years of Service means the number of continuous Plan years during which a Participant has been an employee of the Employer.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. The Administrator, in its sole discretion, shall from time to time determine those Executive(s) who shall be eligible to participate in the Plan.

3.2 PARTICIPATION. Each Executive who is eligible to participate in the Plan shall enroll in the Plan by entering into a Participation Agreement and completing such other forms and furnishing such other information as the Administrator may request. An Executive's participation in the Plan shall commence as of the date specified in the Participation Agreement.

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                                   ARTICLE IV
                                    BENEFITS

4.1 SERP BENEFIT. Each Participant, subject to the terms and conditions of his or her Participation Agreement, shall become entitled to receive such benefits as set forth in the executed Participation Agreement.

4.2 NO BENEFITS PAYABLE UPON TERMINATION FOR CAUSE. Notwithstanding anything herein or in the Participation Agreement to the contrary, no benefits shall be payable to any Participant who is terminated from his or her employment with the Employer for Cause. For purposes hereof, a Participant whose employment is terminated for any of the following reasons shall be regarded as having been terminated for Cause:

                  (a) engaging in willful or grossly negligent misconduct that is materially injurious to the Employer;

                  (b) embezzlement or misappropriation of funds or property of the Employer;

                  (c) conviction of a felony or the entrance of a plea of guilty or NOLO CONTENDERE to a felony;

                  (d) conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty to such a crime;

                  (e) failure or refusal by the Participant to devote full business time and attention to the performance of his or her duties and responsibilities if such breach has not been cured within 15 days after notice is given to the Participant; or

                  (f) issuance of a final non-appealable order or other direction by a Federal or state regulatory agency prohibiting the Participant's employment in the business of banking.

                                    ARTICLE V
                                  BENEFICIARIES

5.1 BENEFICIARY. For purposes of this section, the Participant's executed Participation Agreement shall dictate the Participant's rights and responsibilities regarding the Participant's Beneficiary(s).

                                   ARTICLE VI
                               PLAN ADMINISTRATION

6.1      ADMINISTRATION.

                  (a) GENERAL. The Plan shall be administered by the Administrator. The Administrator shall have sole and absolute discretion to interpret where necessary all provisions of the Plan and each Participation Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in,

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                           or resolving inconsistencies or ambiguities in, the
                           language of the Plan, a Participation Agreement, or between the Plan and a Participation Agreement), to determine the rights and status under the Plan of Participants or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. The Administrator's determination of the rights of any Executive or former Executive hereunder shall be final and binding on all persons, subject only to the claims procedures outlined in Article VII hereof.

                  (b) DELEGATION OF DUTIES. The Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of benefits payable hereunder, to a named administrator or administrators.

6.2 REGULATIONS. The Administrator may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Administrator shall, subject only to the claims procedure outlined in
         Article VII hereof, be final and binding on all persons.

6.3 REVOCABILITY OF ADMINISTRATOR/EMPLOYER ACTION. Any action taken by the Administrator with respect to the rights or benefits under the Plan of any Executive or former Executive shall be revocable by the Administrator as to payments not yet made to such person in order to correct any incorrect payment to a Participant or a Beneficiary, and then only to the extent necessary to correct such error. Acceptance of any benefits under the Plan constitutes acceptance of, and agreement to, the Administrator's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to such person.

6.4 TERMINATION AND AMENDMENT. The Board, in its discretion, may amend any or all provisions of the Plan or terminate the Plan at any time and for any reason whatsoever, except that no such termination or amendment may
         (i) reduce the amount of the Participant's vested benefit as of the date of such termination or amendment, or (ii) change the time or form of distribution of the amount of the Participant's vested benefit as of the date of such termination or amendment, without the prior written consent of such Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Employer pursuant to a resolution adopted by the Board. Subject to the foregoing provisions of this Section 6.4, such termination or amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination or amendment shall be given to the Participants as soon as practicable after the instrument is executed.

6.5 WITHHOLDING. The Employer shall deduct from any distributions hereunder any taxes or other amounts required by law to be withheld therefrom.

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                                   ARTICLE VII
                              CLAIMS ADMINISTRATION

7.1 GENERAL. If a Participant, Beneficiary, or Participant's representative is denied all or a portion of an expected SERP Benefit for any reason and the Participant, Beneficiary, or Participant's representative desires to dispute the decision of the Administrator, he or she must file a written notification of his or her claim with the Administrator.

7.2 CLAIM REVIEW. Upon receipt of any written claim for benefits, the Administrator shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice within 90 days after receipt of the claim (which period may be extended for 90 days for special circumstances) setting forth:

                  (a) the specific reason or reasons for denial of the claim;

                  (b) a specific reference to the Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the provisions of this Article and appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his or her claim for review.

7.3 RIGHT OF APPEAL. A claimant who has a claim denied under Section 7.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within 60 days after receipt by the claimant of the notice of denial. A claimant or his or her duly authorized representative may (i) request a review upon written application to the Administrator; (ii) review pertinent documents; and (iii) submit issues and comments in writing.

7.4 REVIEW OF APPEAL. Upon receipt of an appeal, the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator believes such a hearing is necessary. After consideration of the merits of the appeal the Administrator shall issue a written decision, which shall be binding on all parties subject to Section 7.6 below. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within 60 days after the appeal is filed, except that if a hearing is held the decision may be issued within 120 days after the appeal is filed.

7.5 DESIGNATION. The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article.

7.6 ARBITRATION. Each and every dispute or controversy arising pursuant to the Plan or a Participation Agreement shall, after exhaustion of the review procedure set forth in

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         Section 7.4, be settled exclusively by arbitration, conducted before a single arbitrator sitting in the State of Florida in accordance with the applicable rules of the American Arbitration Association then in effect. The costs and expenses of arbitration, including the fees of the arbitrator, shall be borne by the losing party. The prevailing party shall recover as expenses all reasonable attorneys' fees incurred by it in connection with the arbitration proceeding or any appeals therefrom.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 ADMINISTRATOR. The Administrator is expressly empowered to interpret the Plan and to determine all questions arising in the administration, interpretation, and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, except any breach of duty to the Participants or Beneficiaries. If any individual person shall have been delegated the duties or responsibilities as Administrator, such person shall not be liable for any actions by him or her hereunder unless due to his or her own gross negligence or willful misconduct and shall be indemnified and saved harmless by the Employer from and against all personal liability to which he or she may be subject by reason of any act done or omitted to be done in his or her official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in his or her defense in the event the Employer fails to provide such defense upon request.

8.2 NO ASSIGNMENT. No benefit under the Plan or a Participation Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such action shall be void for all purposes of the Plan or a Participation Agreement. No benefit under the Plan or a Participation Agreement shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachments or other legal process for or against any person.

8.3 NO EMPLOYMENT RIGHTS. Participation in the Plan and execution of a Participation Agreement shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or Beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if the Plan had never been adopted and the Participation Agreement had never been executed.

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8.4      INCOMPETENCE. If the Administrator determines that any person to whom a benefit is payable under the Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another individual for the Participant's benefit without responsibility of the Administrator to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator, and their representatives.

8.5 IDENTITY. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer or Administrator incident to such proceeding or litigation shall be charged against the SERP Benefit of the affected Participant.

8.6 NO LIABILITY. No liability shall attach to or be incurred by any employee of the Employer or Administrator individually under or by reason of the terms, conditions, and provisions contained in the Plan, or for the acts or decisions taken or made hereunder or in connection therewith; and, as a condition precedent to the establishment of the Plan or the receipt of benefits hereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under the Plan.

8.7 EXPENSES. Except as otherwise provided in the Plan, all expenses incurred in the administration of the Plan shall be paid by the Employer.

8.8 AMENDMENT AND TERMINATION. The Employer shall have the sole authority to modify, amend, or terminate the Plan.

8.9 EMPLOYER DETERMINATIONS. Any determinations, actions, or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups, or organizations to whom such authority shall have been properly delegated by the Board.

8.10 CONSTRUCTION. All questions of interpretation, construction or application arising under or concerning the terms of the Plan and any Participation Agreement shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

8.11 GOVERNING LAW. To the extent not preempted by federal law, the Plan shall be governed by, construed and administered under the laws of the State of Florida.

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8.12     SEVERABILITY. Should any provision of the Plan or any regulations adopted hereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

8.13 HEADINGS. The headings contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan, nor in any way shall they affect the Plan or the construction of any provision thereof.

8.14 TERMS. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

8.15 OWNERSHIP OF ASSETS; RELATIONSHIP WITH EMPLOYER. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Employer.

8.16 DEPOSITS IN TRUST. The Employer may, at its sole discretion, establish with a corporate trustee a grantor rabbi trust under which all or a portion of the assets of the Plan are to be held, administered and managed. The trust agreement evidencing the trust shall conform with the terms of Revenue Procedure 92-64 or any successor procedure. The Employer in its sole discretion may make deposits to augment the principal of such trust.

Executed this 25th day of January, 2002.

                                          BAY CITIES BANK


                                          By:________________________________


                                          Title:_____________________________



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